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EXHIBIT 23.2

CONSENT OF KPMG

The Board of Directors
eWare Limited and subsidiaries:

        We consent to the use of our report dated January 24, 2003 included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Dublin, Ireland
February 20, 2003.

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  EXHIBIT 23.2
CONSENT OF KPMG